CONTRIBUTION AND OPERATING AGREEMENT

          Contribution and Operating Agreement, dated as of February 7, 1997, by and among Peter Morris ("Morris"), Success Holdings Company LLC, an Illinois limited liability company ("Success Holdings') and Fortune Financial Systems, Inc., a Nevada corporation (the "Company"), James S. Byrd, Jr. J ("Byrd") and Douglas Hackett ("Hackett").

                              PRELIMINARY STATEMENT

         1. The authorized capital stock of the Company is 25,000,000 shares of common stock, per value $.001 per share (the "Common Stock") of which approximately 10,100,000 shares of Common Stock (subject to adjustment as set forth on Schedule 5.1.1) are issued and outstanding as of the date hereof.

         2. Fortune 21, Inc., a Florida corporation ("Fortune 21 "), is a wholly owned subsidiary of the Company.

         3. Fortune 21 is a financial and business training, coaching, consulting company which provides educational, training, coaching and consulting services to individuals and small businesses who want to start or expand a small business, buy, sell or invest in real estate, or create or build wealth, and in connection therewith, conduct seminars, conferences and workshops, sell business opportunities and sell collateral materials such as audio and videotapes and software in the United States. The clients and customers of Fortune 21 are introduced to the Fortune 21 programs through a variety of marketing methods, most notably through the conducting of free seminars, through direct mail, direct response media, or through telemarketing. The activities listed above will be referred to herein as the "Fortune Core Business".

         4 Success Holdings is an established international multi-media provider of information, entertainment, services and entertainment for entrepreneurs which owns as its primary asset the nationally known magazine SUCCESS. Success Holdings is involved in a variety of enterprises, including those described in the Agenda for the Success Strategy Meeting of November 14, 1996 or in Success' Confidential Private Placement Memorandum (drafted 4122196), and including, but not limited to, the development and fostering of entrepreneurism worldwide, is specifically involved in publishing the magazine, and its associated properties, but is also involved in the global provision of entrepreneurial services. The categories of enterprises and activities described above will be referred to herein as the " Success Core Business. "

         5. Morris has extensive experience in business, management, entrepreneurial, and particularly real estate matters. Morris has agreed to make available his time, contacts and experience to the Company. The Company, Byrd and Hackett acknowledge that Morris' business, financial and real estate expertise and knowledge will be of great value to the Company and that Morris' experience and willingness to contribute his time to the Company was a major factor in the Company's decision to enter into this agreement and the other agreements contemplated by this Agreement.

         6. Morris desires to acquire  3,100,000  shares of the Company's Common

Stock in consideration of the following contributions to the Company which are more fully described in Article 2 below: (i) Morris will contribute amounts in cash equal to, at a minimum, $500,000, (ii) Morris will arrange for a $250,000 line of credit to be established for use by Fortune 21 and will become the primary obligor under such line of credit, and (iii) Morris will guarantee, jointly and severally with Byrd and Hackett, media accounts not to exceed $500,000 at any one time.

         7. Success desires to acquire 3,100,000 shares of the Company's Common Stock in consideration of the License and Success's agreement to provide Fortune 21 with $3,000,000 of advertising in "Success(R)" Magazine and other media.

         8. Pursuant to a License Agreement, dated as of the date hereof by and among Success Holdings and Fortune 21 (the "License Agreement"), Success Holdings granted to Fortune 21 a limited license in the United States to use of the trade name "Success(R)" along with the right to certain intellectual property, services and activities associated with the license (collectively, the "License").

         9. The 6,200,000 shares of Common Stock that Success Holdings and Morris will receive hereunder will constitute 47% of the shares of Common Stock held, in the aggregate, by Success Holdings, Morris, Byrd and Hackett.

         10. The  parties  hereto  desire to provide the  issuance of  6,200,000 shares of Common Stock to Morris and Success Holdings, to provide for the conduct of the business of the Company and Fortune 21, and to confirm certain other agreements among them.

         NOW, THEREFORE, in furtherance of the foregoing and in consideration of the mutual premises set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. For purposes of this Agreement, the following terms have the meanings specified to or referred to in this Article 1.

                  (a)  "Business  Plan"  shall  have the  meaning  set  forth in
Section 4.1 of this Agreement.

                  (b) "Byrd" shall have the meaning set forth in the Preamble to this agreement;

                  (c) "Closing" shall have the meaning set forth in Section 3.1 of this Agreement; Agreement;

                  (d)  "Closing  Date"  shall  have the  meaning,  set  forth in
Section 3.1 of this Agreement;

                  (e) "Common Stock" shall have the meaning set forth in the Preliminary Statement to this Agreement;

                  (f) "Company" should have the meaning set forth in the Preamble to this Agreement; (g) "Collateral Documents" shall mean the License, Stockholders and Employment Agreements;

                  (h) "Disclosure Statement" shall have the meaning set forth in
Section 5.1.3 of this Agreement;

                  (i)"Employment Agreements" mean the Employment Agreements, dated as of the date hereof between the Company and each of Byrd and Hackett and the Consulting Agreement, dated as of the date hereof, between the Company and Morris;

                  (j) "Escrow Agreement' means the Escrow Agreement, dated as of the date hereof, by and among Success Holdings, the Company and Battle Fowler LLP

                  (k) "Financial Statements" means the Company's financial statements included in the Disclosure Statement;

                  (l) "Fortune Core Business" shall have the meaning set forth in the Preliminary Statement to this Agreement;

                  (m) "Fortune 21 " shall have the meaning set forth in the Preliminary Statement to this Agreement;

                  (n) "Hackett" shall have the meaning set forth in the Preamble to this Agreement;

                  (o) "License" shall have the meaning set forth in the Preliminary Statement to this Agreement;

                  (p) "License Agreement" shall have the meaning set forth in the Preliminary Statement to this Agreement;

                  (q)  "Line of  Credit"  shall  have the  meaning  set forth in
Section 2.2.2 of this Agreement;

                  (r) "Morris" shall have the meaning set forth in the Preamble to this Agreement;

                  (s) "Permitted Conference" shall have the meaning set forth in
Section 4.2.1 of this Agreement.

                  (t)  "Stockholders  Agreement"  shall  mean  the  Stockholders

Agreement, dated as of the date hereof, by and among the Company, Success Holdings, Morris, Byrd and Hackett;

                  (u) "Success Core Business" shall have the meaning set forth in the Preliminary Statement to this Agreement; and

                  (v) "Success Holdings" shall have the meaning set forth in the Preamble to this Agreement.



                                    ARTICLE 2

                           SUBSCRIPTION; CONSIDERATION

         2.1 Subscriptions. Upon the terms and subject to the conditions of this Agreement, each of Success Holdings and Morris hereby subscribes for, and the Company hereby issues to each of Success Holdings and Morris 3,1 00,000 shares of the Company's Common Stock, in consideration of the contributions to the Company made by Success Holdings and Morris as described in Section 2.2 below.

         2.2      Consideration.

                  2.2.1 Cash Payments. Morris hereby agrees to pay to the Company the following (i) $200,000 in cash at the Closing; (ii) $100,000 in cash on or before May 15, 1997; and (iii) $200,000 in cash on or before July 15, 1997; provided, however, that the payment of such amounts in July may be deferred at the option of Morris, until (a) December 31, 1997 if the total payment due on such date is increased to $300,000, (b) until June 30, 1998 if the total payment due on such date is increased to $400,000, or (c) until January 10, 1999 if the total payment due on such date is increased to $500,000. Upon the request of the Company's auditors, Morris shall deliver to the Company a promissory note evidencing such deferred payments, which note shall contain terms reasonably acceptable to the Company.

                  2.2.2 Line of Credit. Morris hereby agreed to arrange to have a $250,000 line of credit (the "Line of Credit") with a term of three years established for use by the Company at such bank and upon such terms and conditions as shall be reasonably acceptable to the Company. Morris shall be the primary obligor and the Company shall be the secondary obligor under the Line of Credit. Morris shall provide the issuing bank with any collateral requested by such bank in order to secure his obligations under the Line of Credit. Morris shall establish such Line of Credit no later than April 15, 1997 and such Line of Credit shall terminate on April 15, 2000.

                  2.2.3 License; Grant of Media Credits. Success Holdings hereby
(i) executes and delivers the License Agreement, and (ii) grants to Fortune 21, $3,000,000 of media credits of which 50% of such credits shall consist of 37.5 full 4-color bleed pages (valued at $40,000 per full page equivalents), of advertising in SUCCESS magazine over a period of 42 months and 50% of such credits shall consist of net barter credits with other media (valued at a cost per thousand agreed by the parties hereto to be between $85 to $95) over a period of 30 months. In the event that the parties mutually agree that the Company shall pay for any production costs incurred in connection with any advertising provided under such media credits, the amount of such media credits will be increased in an amount mutually agreed to by the parties to reflect the payment by the Company of such costs.

                  2.2.4 Guarantee of Media Accounts. In addition to the advertising Fortune 21 will obtain pursuant to the media credits described in
Section 2.2.2, Fortune 21 intends to obtain advertising from additional media sources. Morris, Byrd and Hackett shall, jointly and severally, guarantee Fortune 21's obligations with respect to such advertising, and such guarantee shall be provided to the relevant media sources. In connection with such guarantee, Morris, Byrd and Hackett shall execute and deliver all such other agreements, certificates, instruments and other documents as such media sources may reasonably request. Such guarantee shall be limited to media accounts in an amount of $500,000 outstanding at any one time.

         2.3 License Guarantee. Morris and Success Holdings shall, jointly and severally, guarantee that Success Holdings will honor its agreements and obligations of the License under the terms of the License Agreement. Morris and Success Holdings shall indemnify the Company and Fortune 21 for any and all losses or costs and expenses incurred by the Company and Fortune 21 if Fortune 21's rights under the License Agreement are terminated or lost through no fault or act or omission to act on the part of Fortune 2 1.

         2.4 Escrow. All of the shares of Common Stock granted to Morris shall be held in escrow, pursuant to the Escrow Agreement until the cash payments of Morris under Section 2.2.1 have been satisfied in full and the Line of Credit has been established. The parties acknowledge that the provisions of this Section do not affect the right of Morris under the Stockholders Agreement, or the rights of the Company and Fortune 21 under this Agreement and the License Agreement, including, without limitation, Fortune 21's right to use the License as provided in the License Agreement.



                                    ARTICLE 3

                                     CLOSING

         3.1 Closing. The closing of this Agreement (the "Closing") shall take place at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022 on February 7, 1997 or as soon thereafter as the conditions to Closing may be satisfied or waived by the parties (the "Closing Date").

3.2      Closing Deliveries.

                  (A) On or prior to the Closing Date, the Company, Byrd and Hackett, as appropriate, shall deliver or cause to be delivered to Success Holdings and Morris the documents listed below, in form and substance reasonably satisfactory to the Success Holdings and Morris;

                           (i)   the License Agreement, executed by Fortune 21;

                           (ii)  the  Stockholders  Agreement,  executed  by the
Company, Byrd and Hackett;

                           (iii) the  Employment  Agreements,  executed  by  the
Company, Byrd and Hackett;

                           (iv)   the Escrow Agreement;

                           (v) a letter from the Company to Morris providing for
issuance within 10 days of the Closing Date by the Company of a stock certificate in the name of Morris for 3,1 00,000 shares of Common Stock for delivery to the escrow agent to hold under the terms of the Escrow Agreement; and

                           (vi)  a  letter   between  the  Company  and  Success
Holdings providing for the issuance within 10 days of the Closing Date by the Company of a stock certificate in the name of Success Holdings for 3,100,000 shares of Common Stock.

                  (B) On or prior to the Closing Date, Morris and Success Holdings, as appropriate, shall deliver or cause to be delivered to the Company, Byrd and Hackett, the documents listed below, in form and substance reasonably satisfactory to the Company, Byrd and Hackett, as appropriate:

                           (i)  the  License  Agreement,   executed  by  Success
Holdings;

                           (ii) the  Stockholders  Agreement  executed by Morris
and Success Holdings;

                           (iii) the  Employment  Agreement  between the Company
and Morris, executed by Morris;

                           (iv)  $200,000  in cash from  Morris  payable  to the
Company;

                           (v)  evidence  of  payment  of  the  finder's  fee by
Success Holdings and Morris pursuant to Section 7.13 hereof; and

                           (vi) the Escrow Agreement


                                    ARTICLE 4

                           NON-COMPETITION PROVISIONS;

                       SHARED EMPLOYEES; LICENSE PAYMENTS

         4.1 Non-Competition - General. The Company, Byrd and Hackett hereby agree that they will not engage in any business and will not serve as a partner, officer, director, consultant, employee or in any other capacity to any company or business organization which is competitive with the Success Core Business unless such parties obtain the prior approval of Success Holdings and Morris and provide Success Holdings and Morris with full disclosure of the proposed activities. Success Holdings and Morris hereby agree that they will not engage in any business and will not serve as a partner, officer, director, consultant, employee or in any other capacity to any company or business organization which is competitive with the Fortune Core Business, including, without limitation, those products and services listed on Schedule 4.1, unless such parties obtain the prior approval of the Company, Byrd and Hackett and provide the Company, Byrd and Hackett with full disclosure of the proposed activities. Notwithstanding the foregoing, (a) the Company shall be permitted to engage in activities to the extent that such activities are reflected in the Company's executive summary as attached to this Agreement, and (b) any party may own up to 2% of the outstanding common stock of any class of common equity which is traded on a national securities exchange or in the over-the-counter market.

         4.2      Permitted Conferences.

                  4.2.1 Success Holdings and its affiliates shall be permitted to continue to conduct (i) one annual national seminar and conference, (ii) one annual seminar and conference in each of four regions of the United States and
(iii) a reasonable number of retreats for chief executive officers (collectively, the "Permitted Conferences"). The Company shall have the right to participate in each Permitted Conference and serve in the capacities described in Section 4.2.2 below. In addition to the Permitted Conferences, Success Holdings shall also be permitted to conduct industry specific and interest group specific seminars and conferences, provided, however, that such industry specific and interest group specific conferences and seminars and the retreats for chief executive officers are not substantially similar to any activities included in the Fortune Core Business.

                  4.2.2 For each Permitted Conference, the Company shall have the right to serve, at its election, as either a co-sponsor of such Permitted Conference, as an administrator or manager of such Permitted Conference, or the Company may provide Success Holdings with its customer data base which shall be used by Success Holdings only with respect to such conference. Success Holdings shall provide the Company with notice of the date and location and certain other relevant information with respect to each Permitted Conference and such notice shall be provided 90 days prior to the scheduled date of such conference. Within 60 days of the scheduled date of a Permitted Conference, the Company shall notify Success Holdings of what capacity, if any, the Company will serve with respect to such Permitted Conference. The Company shall have the right to market its products and services to attendees of the Permitted Conferences, provided, however, that such products are reasonable and appropriate for the type of attendees at such conferences.

                  4.2.3 (A) In the event the Company elects to serve as a co-sponsor of a Permitted Conference, the Company shall pay for 50% of the costs and expenses incurred in connection with such Permitted Conference and the Company shall receive 50% of the profits from such Permitted Conference.

                           (B) In the event the Company  elects to administer or
manage a Permitted Conference, the Company shall provide such administrative services to Success Holdings as Success Holdings and the Company shall mutually agree and the Company shall also provide Success Holdings with use of certain of its employees. In consideration for such services, the Company shall receive 30% of the profits from such Permitted Conference and shall bear 20% of any losses suffered in connection with such conference. In addition, if the Company elects to allow Success Holdings to use its customer database then the Company will receive an additional 10% of the profits from such conference.

                           (C) If the  Company  elects  only  to  allow  Success
Holdings to use its customer database then the Company will receive 1 0% of the profits from such conference.

                  4.2.4 Each of Success Holdings and the Company shall make their respective customer lists and databases available to each other; provided, however that neither shall disclose or otherwise sell or transfer such customer lists or databases to any third party. The parties hereto acknowledge that each of Success Holdings and the Company shall retain the full ownership of their respective customer lists and databases. Success Holdings shall be entitled to
(i) market  magazine  subscription to all active  customers of the Company,  and
(ii) market magazine subscriptions and other products of Success Holdings to all inactive customers of the Company; provided, however, that such products are not competitive with the Fortune products and services and that the Company shall review such products prior to any such marketing activity. The Company shall be entitled to market its products and services in accordance with this Agreement.

         4.3 Shared Employees. Success Holdings and its affiliates, shall provide the Company with reasonable assistance in marketing and research in order to facilitate the Company's use of the License

         4.4 Consent to Certain Activities. The parties hereto acknowledge and agree that there may be instances in the future where it will be beneficial for all parties to allow a party to engage in activities which would otherwise violate the License Agreement or the non-competition provisions of this Article. In such event, the parties hereto agree to use their best efforts to negotiate in good faith with a view to accommodating a party's reasonable and appropriate business needs to engage in such activities. Notwithstanding the foregoing, if the parties cannot reach agreement, the party desiring to take such prohibited action shall not be permitted to take any action prohibited under this Agreement or the License Agreement.

         4.5 License Payments. Success Holdings shall be entitled to receive, as an additional payment under the License Agreement as set forth below. If the Company's net earnings before taxes as reflected in the Company's regularly prepared audited financial statements, but before deducting any bonuses under this or other executive employment or consulting agreement ("Pre-tax Profits") exceed $5 million for any fiscal year, then as an additional payment under the

License Agreement, Success Holdings shall be entitled to receive an amount in the form of a combination of cash and stock options having net value as follows: if Pre-tax Profits exceed $5 million but are less than $6 million, $250,000; if Pre-tax profits exceed $6 million but are less than $7 million, $350,000; and if Pre-tax Profits exceed $7 million, $500,000, as further described below. The Board of Directors shall determine, in its sole discretion, the combination of cash and stock options Success Holdings shall receive. To the extent that Success Holdings is granted options as described above to purchase shares of the Company's Common Stock, such stock options (x) shall have an exercise price per share to be determined by the Board of Directors, provided, that such exercise price is equal to not more than 50% of the Fair Value of the share on the date of grant, and (y) shall be granted in accordance with a stock option agreement, the form of which will be mutually acceptable to Success Holdings and the Company, and which agreement will provide that the options shall be fully vested upon the date of grant and that one-third of the options shall be exercisable on each of the date of grant and the first and second anniversaries of the date of grant. The "net value" of any stock options granted to Success Holdings under this Section for purposes of calculation the $500,000 valuation above shall be the Fair Value per share on the date of grant under such option multiplied by the number of shares subject to such option. The term "Fair Value" of a share of the Company's Common Stock shall mean (i) if the common stock is traded on a national securities exchange, the closing price for such stock on the day immediately preceding the date of determination or if there is no closing price on such date, the last preceding closing price, (ii) if the common stock is not traded on a national securities exchange, the mean of the high bid and ask quotes of such stock as reported in the NASDAQ/NMS reports or the National Quotation Bureau Inc.'s pink sheets or in the NASD Bulletin, Board on the day immediately preceding the date of determination or if there were no high bid and ask quotes on such date, the last preceding day that there were, and 4.5.1 if neither (i) or (ii) are applicable, as determined in good faith by the Board of Directors.


                                    ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                                BYRD AND HACKETT.

         5.1 The Company, Byrd and Hackett hereby represent and warrant, severally and not jointly, as follows:

                  5.1.1 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock. The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate proceedings on the part of the Company and this Agreement constitutes the. valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. As of the Closing Date and after taking into account the transactions contemplated by this Agreement, the Company's total issued and outstanding shares of Common Stock will consist of approximately 16,300,000 shares of Common Stock (subject to adjustment as set forth in Schedule 5.1.1). As of the Closing Date and after giving effect to the transactions contemplated by this Agreement, all of the issued and outstanding shares of Common Stock of the Company shall be duly and validly authorized and issued and are fully paid and non-assessable. As of the Closing Date other than as contemplated by this Agreement and the Collateral Documents (a) there are no outstanding warrants, options or other rights to purchase or acquire any shares of the Company's Common Stock, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities; (b) there are no preemptive rights with respect to the issuance or sale of the Company's Common Stock; and (c) as of the Closing Date there will be no restrictions on the transfer of the Company's Common Stock other than those arising from federal and state securities laws or the Stockholders Agreement.

                  5.1.2 The execution and delivery of this Agreement by the Company does not (i) violate, or result with notice or the passage of time in a violation of, or, result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, agreement, license, loan agreement, indenture or other instrument or document to which the Company is a party or by which the Company is bound; (ii) violate any provision of the certificate of incorporation or by-laws of the Company; (iii) result in the creation of any claim, security interest, lien or encumbrance whatsoever on the Shares except as contemplated by this Agreement; or (iv) violate or conflict with any law, order, rule, regulation, judgment or decree or other restriction of any kind or character to or by which the Company is subject or bound.

                  5.1.3 The Disclosure Statement filed with NASDAQ pursuant to Rule 1 5c2-1 1 (the "Disclosure Statement") is true and correct in all material respects, does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  5.1.4 The  Corporation  has good and  marketable  title to its
assets  used  in  conducting  its  business,   free  and  clear  of  all  liens,
restrictions or encumbrances except as otherwise disclosed in the Financial Statements.

                  5.1.5 Except as set forth in Schedule 5.1.5 hereto, there is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company affecting any of its properties or assets, or which has a reasonable possibility of calling into question the validity, or materially hindering the enforceability or performance, of this Agreement, or any action taken or to be taken pursuant hereto; nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted with any substantial chance of a recovery which could be materially adverse to the Company.

                  5.1.6 Except for Fortune 21, the Company has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association, partnership, joint venture or business entity.

                  5.1.7 To the best of the Company's knowledge and belief after due inquiry, no employee of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and to the best of the Company's knowledge and belief, the employment of the Company's employees does not subject the Company or Success Holdings or Morris to any liability. There is neither pending nor, to the Company's knowledge and belief, threatened any actions, suits, proceedings or claims, or to its knowledge any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. Copies of all employment, non-disclosure, confidentiality or non-competition agreements with any employees of the Company or its subsidiaries and any collective bargaining agreement covering any Company or subsidiary employees have been made available to Success Holdings and Morris.

                  5.1.8 The Company does not have any currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral) which is material to the Company and its business which have not been made available to Success Holdings and Morris. The Company has complied in all material respects with the provisions of all said contracts, obligations, agreements, plans, arrangements and commitments and is not in default thereunder.

                  5.1.9 Upon the execution of the License Agreement, the Company will have all franchises, permits, licenses and other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could materially and adversely affect the prospects, operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. Upon the execution of the License Agreement, the Company will possess all technology, technology rights, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, proprietary rights and processes known by the Company to be necessary to conduct its business as now being conducted and as planned to be conducted, without, to the knowledge of the Company after due inquiry, conflict with or infringement upon any valid rights of and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and has not received any notice of infringement upon or conflict with the asserted rights others.

                  5.1.10 Since September 30, 1996, except to the extent described in the Financial Statements, there has not been any event or condition of any character which has adversely affected the Company's business or prospects, including but not limited to:

                           (A) Any  material  adverse  change in the  condition,
assets, liabilities or business of the Company from that shown on the Company's balance sheet dated September 30, 1996;

                           (B)  Any  damage,  destruction  or loss of any of the
properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business or plans of the Company;

                           (C) Any  declaration,  setting  aside or  payment  or
other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such shares by the Company; or

                           (D) Any labor  trouble,  or any event or condition of
any character, materially adversely affecting the business or plans of the Company.

                  5.1.11 Each of the Company and its subsidiaries has filed all Federal income tax returns, domestic and foreign, required to be filed by it and has paid all Federal taxes and assessments shown to be due on such returns and all other material taxes and assessments, domestic and foreign, in each case payable by it which have become due, other than those not yet delinquent and except those contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles.

                  5.1.12 Aside from the payments to Michael  Lucas  described in
Section 7.13, the Company does not have nor will have any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby which has not been satisfied in full and disclosed to Morris and Success Holdings.

                  5.1.13 No representations or warranties by the Company in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished or to be furnished to Success Holdings and Morris pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The Company has disclosed all events, conditions and facts materially affecting (i) the business or the condition (financial or otherwise), properties, liabilities, reserves, working capital, earnings, prospects or relations with customers, suppliers, distributors or employees of the Company and (ii) the right or ability of the Company to consummate the transactions contemplated hereby.

                  5.1.14 The Company has delivered to Success Holdings and Morris the Financial Statements, all of which statements fairly present the financial position and results of operations of the Company at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and prior periods.

                  5.1.15 The Company's gross revenues for the fiscal quarter ended December 31, 1996 were not less than $300,000 and for the month ended January 31, 1997 were not less than $1,000,000.

                  5.1.16 The projections included in the Company executive summary attached hereto as Schedule 5.1.5 was based upon the good faith assumptions and beliefs of the Company and its management which the Company, Byrd and Hackett believe to be reasonable.

         5.2 Each of Byrd and Hackett, individually and not jointly and severally, hereby represents and warrants as follows:

                  5.2.1 This Agreement has been duly executed and delivered by such individual and this Agreement constitutes the legal, valid and binding obligation of such individual enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Such individual has all requisite power and authority and has taken all action necessary to perform all of his obligations under this Agreement and to consummate the transactions contemplated hereby.

                  5.2.2 The execution and delivery of this Agreement by such individual does not (i) violate, or result with notice or the passage of time in a violation of, any material provisions of, or, result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, agreement, license, loan agreement, indenture or other instrument or document to which such Individual is a party or by which such individual is bound; (ii) result in the creation of any claim, security, interest, lien or encumbrance whatsoever on any shares of Common Stock; or (iii) violate or conflict with any law, order, rule, regulation, judgment or decree or other restriction of any kind or character to or by which such Individual is subject or bound.

                  5.2.3 No representation and warranties by such individual in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished or to be furnished to Success Holdings and Morris pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material necessary to make the statements or facts contained therein not misleading.

                  5.2.4 The Disclosure Statement is true and correct in all material respects, does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.


                                    ARTICLE 6

          REPRESENTATIONS AND WARRANTIES OF SUCCESS HOLDINGS AND MORRIS

         6.1      Success Holdings hereby represents and warrants that:

                  6.1.1 Success Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois. Peter Morris is the holder of a majority of the membership interests of Success Holdings. Success Holdings has full limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Success

Holdings and the consummation by Success Holdings of the transactions contemplated hereby have been duly authorized by all necessary limited liability company proceedings on the part of Success Holdings and this Agreement constitutes the valid and legally binding obligation of Success Holdings enforceable against Success Holdings in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

                  6.1.2 The execution and delivery of this Agreement by Success Holdings does not (i) violate, or result with notice or the passage of time in a violation of, or, result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, agreement, license, loan agreement, indenture or other instrument or document to which Success Holdings is a party or by which Success Holdings is bound; (ii) violate any provision of the articles of organization or by-laws of Success Holdings; (iii) result in the creation of any claim, security interest, lien or encumbrance whatsoever on any shares of Common Stock; or (iv) violate or conflict with any law, order, rule, regulation, judgment or decree or other restriction of any kind or character to or by which Success Holdings is subject or bound.

                  6.1.3 No representations or warranties by Success Holdings in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished or to be furnished to the Company, Byrd and Hackett pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                  6.1.4 Success owns the "Licensed Trademark", as such term is defined in the License Agreement.

         6.2      Morris hereby represents and warrants that:

                  6.2.1 This Agreement has been duly executed and delivered by Morris and this Agreement constitutes the legal, valid and binding obligation of Morris enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Morris has all requisite power and authority to perform all of his obligations under this Agreement and to consummate the transactions contemplated hereby.

                  6.2.2 The execution and delivery of this Agreement by Morris does not (i) violate, or result with notice or the passage of time in a violation of, any material provisions of, or, result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, agreement, license, loan agreement, indenture or other instrument or document to which Morris is a party or by which Morris is bound; (ii) result in the creation of any claim, security, interest, lien or encumbrance whatsoever on the shares of Common Stock; or (iii) violate or conflict with any law, order, rule, regulation, judgment or decree or other restriction of any kind or character to or by which Morris is subject or bound.

                  6.2.3 No representation and warranties by Morris in this Agreement, nor any document, exhibit, statement, certificate, or schedule furnished or to be furnished to the Company, Byrd and Hackett pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.


                                    ARTICLE 7

                                  MISCELLANEOUS

         7.l Survival of Representations and Warranties. The representations and warranties contain in Articles 5 and 6 shall survive the Closing and shall terminate on the first anniversary of the Closing.

         7.2 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         7.3 Governing This Agreement and the rights and obligations of the accordance with, parties hereunder shall be governed by, and construed and interpreted in the laws of the State of Florida without giving effect to the choice of law principles thereof.

         7.4 Modifications; Amendments. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a writing executed by all the parties. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         7.5 Binding Effect. This Agreement shall inure to the benefit of the Parties hereto and shall be binding upon the parties hereto and their respective legal representatives (including the executor of the estate of a party), successors and assigns.

         7.6 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         7.7 Notice. Any notices or communications required or permitted hereunder shall be sufficient if in writing and delivered by hand or sent by telecopy, or sent postage prepaid by U.S. Post Office express-mail, or by recognized overnight or courier service and shall be deemed given when so delivered by hand, or telecopied, as if mailed or sent by overnight courier service, on the scheduled delivery date, to the parties at the address listed below their signatures or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein.

         7.8 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         7.9 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         7.10 Specific Performance. Each of the parties acknowledges that the subject matter of this Agreement is of a special, unique and extraordinary character, and that any violation of this Agreement by any party to this Agreement would be likely to be highly injurious to other parties. Each of the parties agrees that if any party defaults in the performance of his, its or their obligations under this Agreement, the other parties shall be entitled, in addition to any other remedies that they may have, to enforce this Agreement by a decree of specific performance in a court of competent jurisdiction requiring such party or parties to perform their obligations tinder this Agreement.

         7.11 Arbitration. Any dispute or controversy arising under or in connection with this Agreement and related to the License or the License Agreement shall be settled by arbitration to be held in the City of New York, except that either party may seek preliminary injunctive relief from the United States District Court or state court in that city. Any dispute or controversy arising under or in connection with this Agreement which is not related to the License or the License Agreement shall be settled by arbitration to be held in the State of Florida, except that either party may seek preliminary injunctive relief from the United States District Court or state court in that city, except that any such preliminary injunctive relief may, upon the request of Morris, be sought in Miami. Upon the occurrence of any such dispute or controversy, (i) Morris and Success Holdings shall select one Arbitrator, (ii) the Company, Byrd and Hackett shall select one Arbitrator, and (iii) the third Arbitrator shall be selected by the other two Arbitrators. Each Arbitrator shall be an individual who has no prior professional or personal relationship with any party and each party shall furnish to the Arbitrators written notice (each, a "Party Determination") of such party's desired outcome or resolution for such dispute or controversy. Upon receipt of a Party Determination, the Arbitrators shall notify the other parties in writing (a "Determination Notice") that it has received such Party Determination and the Arbitrators shall not disclose the contents thereof until the earlier of the Arbitrators' receipt of Party Determinations from all parties and 20 days after delivery of the Determination Notice. If the other parties fail to deliver their Party Determinations within 20 days after delivery of the Determination Notice, the first Party Determinations shall be the resolution of the dispute or controversy. If more than one Party Determination is delivered to the Arbitrators within 20 days after the delivery of the Determination Notice, the Arbitrators shall determine the resolution of the dispute or controversy, provided, however, that in determining the resolution of the dispute or controversy, the Arbitrators' discretion shall be limited to selecting one of the proposed resolutions set forth in the Party Determination delivered to the Arbitration within 20 days after the delivery of the Determination Notice. All fees and expenses of the Arbitrators incurred in connection with its determination of such dispute or controversy shall be borne by the parties that submitted Party Determinations not chosen by the Arbitrators. All decisions of the Arbitrators shall be final and binding on each of the parties and enforceable at law or in equity.

         7.12 Indemnification. Each of the parties hereto shall indemnify and hold harmless each of the other parties ('indemnified party") from and against any and all loss, damage, claim, injury, liability, cost and expense (including reasonable attorney's fees and count costs) arising out of any misrepresentation or any breach of warranty by such party in this Agreement (provided, however, that notice of such breach is given within one year of the date hereof). Upon a party's receipt of notice of a claim with respect to which indemnity is to be sought under this Section, such party shall give the relevant indemnifying party written notice in reasonable detail. The indemnifying party may, within a reasonable time thereafter, elect, by written notice to the indemnified party, to assume and control the defense or resolution of the claim with counsel of such indemnifying party's choosing reasonably satisfactory to the indemnified party. If such notice is given, the indemnifying party shall not be liable for legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the claim, and the indemnifying party shall be entitled to settle the claim on such terms as it deems appropriate with the indemnified party's consent, which shall not be unreasonably withheld.

         7.13 Finder's Fee. At the Closing, Success Holdings and Morris shall pay to Michael Lucas a finder's fee equal to $20,000. The Company shall pay Mr. Lucas an additional payment of $20,000 in cash or stock prior to December 31, 1997, which payment shall be made out of, but only to the extent of, the Company's operating cash flow.

         7.14 License Agreement. The parties hereto acknowledge and agree that notwithstanding any provision of this Agreement, this Agreement shall in no respect limit or otherwise modify the rights of the licenser under the License Agreement to take the actions permitted under such agreement to protect his interests under the License. To the extent that any provisions of this Agreement conflicts with any provisions in the License Agreement, the provisions of the License Agreement shall control.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

FORTUNE FINANCIAL SYSTEMS, INC.


By:  /s/ James S. Byrd
James S. Byrd, Jr.
Title - President
1200 West State Road 34, Suite 112
Longwood, FL 32750



SUCCESS HOLDINGS CO., LLC


By:  /s/ James S. Byrd
James S. Byrd, Jr.
President
1200 West State Road 34, Suite 112
Longwood, FL 32750


By:  /s/James S. Byrd
[Title]
733 3rd Avenue 10~ Floor
New York, New York 10017



By: /s/ Douglas S. Hackett
Douglas Hackett
[Title]
1200 West State Road 34, Suite 112
 Longwood, FL 32750

Schedule 4.1

1.       Real Estate training
2.       Business training
3.       Financial training
4.       Real Estate Connection - Books, Audio, Video
5.       Business Connection - Books, Audio, Video
6.       Real Estate Starter Kit
7.       Business Starter Kit
8.       Entrepreneur Association and Related Services
9.       Discount Mortgage
10.      Mortgage Curtailment
11. Computer Software - Business Management, Real Estate Management, Discount Mortgage, Mortgage Reduction, Mortgage Curtailment, Financial management and planning
12.      Coaching Programs - various by product and program related
13.      Executive Mentor Programs - various by product and program related
14.      Internet - Educational
15.      Net Presence - Web Sites, Biz opportunity, consulting
16.      IDI Net Preserver - Web Links
17.      Tax Institute and Services
18.      Hotline Services - Real Estate, Business, Real Estate, Financial
19. Newsletter Services - Business, Finance, Tax, Real Estate, Business Opportunities.
20.      HB Merchandise - Distressed/Reduced Merchandise
21.      Discount Mortgage
22.      Phone Cards, Communication Services, and Long Distance Services
23.      Internet and On Line Services
24.      Travel Agent Programs
25.      Vending Products
26.      Grocery Couponing
27.      Auction Product and Programs
28.      Financial Connection - Books, Audio, Video
29.      Mutual Fund Manager - Books and Audio
30.      25 Steps to Successful Real Estate Investing
31.      30 Day Business Quickstart
32.      Action Plus Software - Business Management
33.      Direct Response Infomercial Products and Programs
34.      1-Day Seminars, Workshops and Training
35.      3-Day Seminars, Workshops and Training
36. Financial Services - Brokerage, Money Management, Insurance Services and Related Products

                                 Schedule 5.1.5

1.       Letter of Inquiry from Arizona
2.       Letter of Inquiry from Texas
3.       Threatened lawsuit from Delmer